Exhibit 99.1

UTStarcom Appoints Kenneth Luk Chief Financial Officer

ALAMEDA, Calif., December 16, 2009 — UTStarcom, Inc. (Nasdaq: UTSI) today announced Kenneth Luk has been appointed Senior Vice President and Chief Financial Officer, effective immediately.

“We are pleased to welcome someone of Kenneth’s caliber to our management team,” said Peter Blackmore, UTStarcom’s Chief Executive Officer and President. “We have been conducting a search for a China based CFO and Kenneth’s combination of financial and operational expertise, industry knowledge, and experience with companies based in Asia make him an ideal choice to help drive the company’s strategic direction and growth opportunities.”

Mr. Luk’s business career spans over 30 years, including senior level financial and executive management positions at several Asian based technology companies.  Prior to joining UTStarcom, Mr. Luk served as Chief Financial Officer for China Sunergy Company Ltd. from December 2007 to March 2009.  From April 2004 until June 2007, he was Corporate Controller, Asia/Japan of Freescale Semiconductor Hong Kong Ltd., a spin-off business of Motorola.  From 1990 until the business spin-off, Mr. Luk served in a number of positions with Motorola Semiconductor Hong Kong Ltd., most recently as its Sector Controller of Asia/Japan from March 2002 to March 2004.  Prior to joining Motorola Semiconductor, Mr. Luk worked for A.S. Watson & Company Limited as Group Credit Manager from July 1985 to December 1989. Mr. Luk began his career at The Hong Kong & Shanghai Banking Corporation Ltd. in 1977.  Mr. Luk received a B.A. in Economics from University of Toronto in Canada and holds a M.B.A. from York University, Ontario, Canada.

Viraj Patel has been serving as the Company’s Interim Chief Financial Officer while the search for a China based Chief Financial Officer was being conducted. He will remain with the Company for a transtion period to assist Mr. Luk in his new role at the Company.

Mr. Blackmore concluded, “I would also like to acknowledge Viraj’s tremendous contributions to UTStarcom over the past five years, including the successful transition of our finance functions to China.”

UTStarcom Inc.

1275 Harbor Bay Parkway

Alameda, CA  94502

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. The Company was founded in 1991 and is headquartered in Alameda, California. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, UTStarcom’s future strategy, the roles and contributions of UTStarcom officers, and the ability of our Chief Financial Officer to transition to his new position.   Forward-looking statements are generally indicated by such words as “will,” “expects,” “estimates,” “goals,” “plans” or similar words.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of UTStarcom to attract, hire and retain qualified personnel, and the ability of the company to realize anticipated results of its strategic plan, as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement.

SOURCE UTStarcom, Inc.

http://www.utstar.com

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Company Contact

Linda Rothemund

Market Street Partners

415-445-3236